DQE Energy Services, LLC and Subsidiaries

Consolidating Statement of Income

Year Ended December 31, 2003

Exhibit 99.3

	Energy Services	DH Energy, LLC	MT Energy, Inc.	DQE Power International, Inc.	DES Corporate Services, Inc.	DES Synfuels Operating Services, Inc.	DQE Synfuels, LLC	DES Operating Services, Inc.	Eliminations	DQE Energy Services, LLC Consolidated
Operating Revenues:
Sales of Electricity:
Retail to customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Wholesale	—	—	—	—	—	—	—	—	—	—

Total Sales of Electricity	—	—	—	—	—	—	—	—	—	—
Water Sales	—	—	—	—	—	—	—	—	—	—
Other	—	5,603,745	1,252,685	155,223	29,997	78,054	50,070,955	6,614,568	(278,218)	63,527,009

Total Operating Revenues	—	5,603,745	1,252,685	155,223	29,997	78,054	50,070,955	6,614,568	(278,218)	63,527,009
Operating Expenses:
Purchased power	—	—	—	—	—	—	—	—	—	—
Other operating and maintenance	422	5,057,537	758,407	194	(173,878)	1,304	22,515,581	5,108,403	(122,996)	33,144,974
Depreciation and amortization	—	641,165	—	—	173,878	—	1,258,355	—	—	2,073,398
Taxes other than income taxes	—	—	—	—	—	—	—	—	—	—

Total Operating Expenses	422	5,698,702	758,407	194	—	1,304	23,773,936	5,108,403	(122,996)	35,218,372

Operating Income	(422)	(94,957)	494,278	155,029	29,997	76,750	26,297,019	1,506,165	(155,222)	28,308,637

Other Income	224,923	—	12,500	54,655	—	—	1,571,047	—	(54,655)	1,808,470

Interest and Other Charges	—	33,519	—	—	—	—	355,590	—	(209,877)	179,232

Income Before Income Taxes	224,501	(128,476)	506,778	209,684	29,997	76,750	27,512,476	1,506,165	—	29,937,875

Income Tax Expense (Benefit)	78,575	(44,967)	(409,995)	74,189	14,464	30,308	9,279,162	585,334	—	9,607,070

Net Income	145,926	(83,509)	916,773	135,495	15,533	46,442	18,233,314	920,831	—	20,330,805

Preferred Dividends	—	—	—	—	—	—	—	—	—	—

Earnings Available for Common	$145,926	$(83,509)	$916,773	$135,495	$15,533	$46,442	$18,233,314	$920,831	$—	$20,330,805

DQE Energy Services, LLC and Subsidiaries

Consolidating Balance Sheet

As of December 31, 2003

Exhibit 99.3 (continued)

	Energy Services	DH Energy, LLC	MT Energy, Inc.	DQE Power International, Inc.	DES Corporate Services, Inc.	DES Synfuels Operating Services, Inc.	DQE Synfuels, LLC	DES Operating Services, Inc.	Eliminations	DQE Energy Services, LLC Consolidated
Current Assets:
Cash and Temporary Cash Investments	$(3,579,109)	$—	$—	$1,973,354	$(5,418,682)	$—	$28,888,524	$6,810,141	$—	$28,674,228
Total Receivables, net	(1,472,040)	(1,095,331)	2,759,180	8,354,079	6,476,787	97,667	(5,511,980)	(2,272,483)	(622,276)	6,713,603
Materials & Supplies (at avg. cost)	—	—	—	—	—	—	—	—	—	—
Other Current Assets	—	79,198	(22)	—	—	—	212,150	16,172	—	307,498

Total Current Assets	(5,051,149)	(1,016,133)	2,759,158	10,327,433	1,058,105	97,667	23,588,694	4,553,830	(622,276)	35,695,329

Long-Term Investments	34,488,668	—	—	—	—	—	28,178,462	1,000	(54,575,836)	8,092,294

Property, Plant & Equipment:
Electric Plant in Service	—	—	—	—	—	—	—	—	—	—
Construction Work in Progress	—	—	—	—	—	—	—	—	—	—
Property Held Under Capital Leases	—	—	—	—	—	—	—	—	—	—
Property Held for Future Use	—	—	—	—	—	—	—	—	—	—
Other	—	7,872,454	—	—	994,639	—	20,297,643	—	—	29,164,736

Total	—	7,872,454	—	—	994,639	—	20,297,643	—	—	29,164,736
Less: Accum Depreciation and Amortization	—	(2,841,727)	—	—	(854,740)	—	(5,654,667)	—	—	(9,351,134)

Property, Plant & Equipment—Net	—	5,030,727	—	—	139,899	—	14,642,976	—	—	19,813,602

Other Non-Current Assets:
Transition Costs	—	—	—	—	—	—	—	—	—	—
Regulatory Assets	—	—	—	—	—	—	—	—	—	—
Other Non-Current	—	—	—	—	—	—	—	—	—	—

Total Other Non-Current Assets	—	—	—	—	—	—	—	—	—	—

Total Assets	$29,437,519	$4,014,594	$2,759,158	$10,327,433	$1,198,004	$97,667	$66,410,132	$4,554,830	$(55,198,112)	$63,601,225

DQE Energy Services, LLC and Subsidiaries

Consolidating Balance Sheet

As of December 31, 2003

Exhibit 99.3 (continued)

	Energy Services	DH Energy, LLC	MT Energy, Inc.	DQE Power International, Inc.	DES Corporate Services, Inc.	DES Synfuels Operating Services, Inc.	DQE Synfuels, LLC	DES Operating Services, Inc.	Eliminations	DQE Energy Services, LLC Consolidated
Current Liabilities:
Notes Payable and Current Maturities	$—	$—	$—	$—	$—	$—	$207,538	$—	$—	$207,538
Accounts Payable	1,206,063	429,684	111,291	—	1,098,793	4,955	5,672,604	2,242,754	(622,276)	10,143,868
Accrued Liabilities	22,465,579	85,783	1,788,826	—	22,404	—	640,988	25,104	—	25,028,684
Dividends Declared	—	—	—	—	—	—	—	—	—	—
Other Current Liabilities	—	—	—	—	—	—	—	—	—	—

Total Current Liabilities	23,671,642	515,467	1,900,117	—	1,121,197	4,955	6,521,130	2,267,858	(622,276)	35,380,090

Non-Current Liabilities:
Deferred Income Taxes	—	109,381	—	—	34,582	—	742,913	—	—	886,876
Other	—	—	—	—	—	—	—	—	—	—

Total Non-Current Liabilities	—	109,381	—	—	34,582	—	742,913	—	—	886,876

Capitalization:
Long-Term Debt	—	—	—	—	—	—	1,800,834	—	—	1,800,834
Preferred & Preference Stock	—	—	—	—	—	—	—	—	—	—
Common Shareholder's Equity	5,765,877	3,389,746	859,041	10,327,433	42,225	92,712	57,345,255	2,286,972	(54,575,836)	25,533,425

Total Capitalization	5,765,877	3,389,746	859,041	10,327,433	42,225	92,712	59,146,089	2,286,972	(54,575,836)	27,334,259

Total Liabilities & Capitalization	$29,437,519	$4,014,594	$2,759,158	$10,327,433	$1,198,004	$97,667	$66,410,132	$4,554,830	$(55,198,112)	$63,601,225